Exhibit 99.1

INTAC International Announces Approval to List Common Stock

on The Nasdaq SmallCap Market

Hong Kong – June 2, 2003 – INTAC International, Inc. (OTCBB: INTN) (FSE: WKN 805768), a China Ventures Company, announced today that it has received approval of the Company’s application to list its common stock on The Nasdaq SmallCap Market.  The Company’s common stock trading symbol will remain INTN.  Trading on The Nasdaq SmallCap Market should commence in the next 4-5 days.

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About INTAC International, Inc.

INTAC International, Inc. (OTCBB: INTN) (FSE: WKN 805768) is a China Ventures Company focused on the exploitation of strategic business opportunities available in China and the Asia-Pacific Rim.  INTAC presently distributes premium brand wireless handset products principally into mainland China.  INTAC maintains offices in China (Hong Kong, Beijing and Tianjin), Germany (Frankfurt) and the United States (Dallas).

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Forward-Looking Statements

This press release contains certain “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by such forward-looking statements to differ materially from those projected or implied.  Factors that could cause or contribute to such differences include the matters disclosed under the heading “Business Risk Factors” and elsewhere in the Company’s annual report on Form 10-KSB for the year ended December 31, 2002 and quarterly report on Form 10-QSB for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission.  INTAC undertakes no obligation to update any forward-looking statements made in this media release.

Contact:

INTAC International, Inc.
J. David Darnell, 972/662-4050